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THIS WARRANT AND THE SHARES OF SERIES B2 PREFERRED STOCK WHICH MAY BE PURCHASED
UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

                         WARP TECHNOLOGY HOLDINGS, INC.

                   SERIES B-2 PREFERRED STOCK PURCHASE WARRANT

                          DATED, as of August ___, 2004

Holder: ___________________

                                                          Number of shares of
                                                          Series B-2 Preferred
                                                          Stock underlying
                                                          Warrant (subject to
                                                          adjustment):

                                                       _________________________

      THIS CERTIFIES THAT Holder is the owner of a Warrant to purchase the number of shares of Series B-2 Preferred Stock (the "Warrant Shares") as set forth above (and as may be adjusted from time to time) of WARP Technology Holdings, Inc., a Nevada corporation (hereinafter called the "Company") at an exercise price per share of One Thousand Dollars ($1,000) per share (the "Exercise Price") at any time during the period commencing as of August __, 2004 and ending on the earlier of: (i) subject to Section 3, an Acquisition of the Company (as defined in Section 14) or (ii) August ___, 2009 (the "Expiration Date").

1.    METHOD OF EXERCISE; PAYMENT.

      (a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier's or other check acceptable to the Company or by wire transfer to an account designated by the Company, of an amount equal to the aggregate Exercise Price of the Warrant Shares being purchased.

      (b) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time and, unless this

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Warrant has been fully exercised or has expired, a new Warrant representing the
Warrant Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

      2. STOCK FULLY PAID; RESERVATION OF SHARES. All of the Warrant Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefore, be fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Series B-2 Preferred Stock to provide for the exercise of the rights represented by this Warrant and sufficient shares of its Common Stock to provide for the conversion of such shares of Series B-2 Preferred Stock.

3. ADJUSTMENTS. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefore shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

      (a) Reclassification. In the case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant) or an Acquisition, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance reasonably satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Warrant Shares of Series B-2 Preferred Stock theretofore issuable upon exercise of this Warrant,
(i) the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or Acquisition by a holder of the number of Warrant Shares of Series B-2 Preferred Stock then purchasable under this Warrant, or (ii) in the case of such a merger or an Acquisition in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the Holder of this Warrant, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the fair market value of the Series B-2 Preferred Stock at the time of the transaction. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers. Furthermore, the Company shall not effect any such merger or Acquisition, unless prior to the consummation of such merger or Acquisition, the Holder of this Warrant shall have been given a reasonable opportunity, not less than ten (10) business days, to then elect to receive upon the exercise of this Warrant either the stock, securities or assets then issuable with respect to the Series B-2 Preferred Stock of the Company or the stock, securities or assets, or the equivalent, issued to previous holders of the Series B-2 Preferred Stock in accordance with such merger or Acquisition (including, without limitation, the opportunity for the holder of this Warrant to exercise this

Warrant and then to convert such Series B-2 Preferred Stock received upon exercise hereof into shares of Common Stock in accordance with the terms of the Series B-2 Preferred Stock); provided, however, that the holders of a majority in interest of this Warrant and such other warrants to acquire shares of Series B-2 Stock sold under that certain Series B-2 Preferred Stock Purchase Agreement entered into as of August 4, 2004 between and among the Company and the holders of the Series B-2 Stock named therein, may waive such ten (10) business day exercise period.

      (b) Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend on its outstanding shares of Common Stock the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of the subdivision or immediately after the record date of such dividend, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such combination.

4. NOTICE OF ADJUSTMENTS. Whenever the number of Warrant Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, the Company shall provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of shares which may be purchased thereafter and the Exercise Price therefore after giving effect to such adjustment.

5. FRACTIONAL SHARES. The Company shall not be required to issue fractional shares of Series B-2 Preferred Stock on the exercise of this Warrant. The number of full shares of Series B-2 Preferred Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Series B-2 Preferred Stock acquirable on exercise of the Warrant so presented. If any fraction of a share of Series B-2 Preferred Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portion thereof) then such fractional share shall be rounded up or down to the nearest whole share.

6. REPRESENTATIONS OF THE COMPANY. The Company represents that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Warrant Shares pursuant hereto and the performance of the Company's obligations hereunder were taken prior to and are effective as of the effective date of this Warrant.

7. REPRESENTATIONS AND WARRANTIES BY THE HOLDER. The Holder represents and warrants to the Company as follows:

      (a) This Warrant and the Warrant Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

      (b) The Holder understands that the Warrant and the Warrant Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

      (c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Warrant and the Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

      (d) The Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant.

8. RESTRICTIVE LEGEND. The Warrant Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

9.    RESTRICTIONS UPON TRANSFER AND REMOVAL OF LEGEND.

      (a) The Company need not register a transfer of this Warrant or Warrant Shares bearing the restrictive legend set forth in Section 8 hereof, unless the conditions specified in such legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of the Warrant Shares, unless one of the conditions specified in the legend referred to in Section 8 hereof is satisfied.

      (b) Notwithstanding the provisions of paragraph (a) above, no opinion of counsel shall be necessary for a transfer without consideration by any holder
(i) if such holder is a partnership, to a partner or retired partner of such partnership who retires after the date hereof or to the estate of any such partner or retired partner, or (ii) if such holder is a corporation, to a shareholder of such corporation, or to any other corporation under common control, direct or indirect, with such holder.

10. RIGHTS OF SHAREHOLDERS. No holder of this Warrant shall be entitled as a Warrant holder, to vote or receive dividends or be deemed the holder of any Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action

(whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The holder of this Warrant will not be entitled to share in the assets of the Company in the event of a liquidation, dissolution or the winding up of the Company.

11. NOTICES. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder's address as set forth on the books of the Company, and (ii) if to the Company, at the address of its principal corporate offices (attention: Chief Executive Officer), or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

12. REGISTRATION RIGHTS AGREEMENT. The shares of Common Stock underlying the Warrant Shares carry the registration rights as described in and pursuant to the Stockholders Agreement dated approximately August 4, 2004 by and among the Company and the Holder, among others.

13. ANTI-DILUTION PROTECTION. The holder of this Warrant shall be entitled to the benefit of all adjustments in the number of shares Common Stock of the Company issuable upon conversion of the Series B-2 Preferred Stock of the Company that occur prior to the exercise of this Warrant, including without limitation, any increase in the number of shares of Common Stock issuable upon conversion as a result of a dilutive issuance of capital stock.

14. DEFINITION OF "ACQUISITION." An Acquisition means (i) a sale of all or substantially all of the assets of the Company, or (ii) a merger, consolidation or other transaction or series of related transactions in which the Company's shareholders immediately prior thereto own less than a majority of the voting stock of the Company (or its successor or parent) immediately thereafter, provided however that neither (a) a merger effected exclusively for the purpose of changing the domicile of the Company, or (b) an equity financing in which the Company is the surviving corporation shall be deemed to be an Acquisition.

15. GOVERNING LAW. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state; provided, however, that the corporate law provisions of the Revised Statutes of the State of Nevada, shall govern the enforceability of the terms set forth herein with respect to the preferences, rights and other aspects of the Company's Series B-2 Preferred Stock and Common Stock.

Issued as of the __th day of ________ 2004.

                                      WARP TECHNOLOGY HOLDINGS, INC.

                                      _____________________________________
                                      Name:  Gus Bottazzi
                                      Title: President; Chief Executive Officer

                                    EXHIBIT A

                               NOTICE OF EXERCISE

TO:   WARP Technology Holdings, Inc.
      151 Railroad Avenue
      Greenwich, CT 06830
      Attention: Chief Executive Officer

      1. The undersigned hereby elects to purchase __________ Warrant Shares of WARP Technology Holdings, Inc. pursuant to the terms of the attached Warrant.

      2. Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                                    _________________________________
                                                    (Name)

                                    _________________________________

                                    _________________________________
                                                   (Address)

      3. The undersigned hereby represents and warrants that the aforesaid Warrant Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 7 of the attached Warrant are true and correct as of the date hereof.

                                           HOLDER

                    _____________________________
                                                                        Name:
                                           Title:

Date: ___________________________

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